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                                                                  EXHIBIT (n)(1)





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-14 of our report dated February 11, 2000, relating to the financial statements and financial highlights of Van Kampen High Income Corporate Bond Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP
Chicago, Illinois 60601
July 13, 2000